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                                                          Exhibit 10.2

          RESTATED AND AMENDED AGREEMENT REGARDING CORPORATE
          --------------------------------------------------
                               GOVERNANCE
                               ----------


    THIS RESTATED AND AMENDED AGREEMENT REGARDING CORPORATE GOVERNANCE ("Agreement"), is dated as of May 4, 1994, by and among CHARLES W. DUDDLES, an individual (hereinafter, "Designated Officer"), FOODMAKER, INC., a Delaware corporation ("Foodmaker"), CRC-I CORP., a Massachusetts corporation ("CRC-I Corp."), CRC-II CORP., a Massachusetts corporation ("CRC-II Corp."), FM 1993A CORP., a Delaware corporation ("FM 1993A"), CHARLES F. MacGILL, an individual (hereinafter, "Independent Director"), R. GORDON MATTHEWS, an individual ("Matthews"), ROBERT H. KEY, an individual ("Key"), and Robert L. Nessen, an individual ("Nessen"), who agree as follows:

                                 RECITALS
                                 --------

   WHEREAS, Designated Officer, Foodmaker, CRC-I Corp., CRC-II Corp., FM 1993A, Christopher Wilson, an individual ("Wilson"), Matthews-Philips Service Company, a Pennsylvania general partnership ("Matthews-Philips"), Key, and Robert L. Nessen, an individual ("Nessen") (collectively referred to herein as the "Original Parties"), were parties to the Agreement Regarding Corporate Governance (the "Original Agreement"), dated as of December 15, 1993 pursuant to which the Original Parties intended to set forth their respective rights and responsibilities with respect to the corporate governance of CRC-I Corp., CRC-II Corp. and FM 1993A (the "Corporations");

          WHEREAS, Wilson has resigned from his position as a director of each of the Corporations, and is, therefore, not a party hereto;

          WHEREAS, Independent Director is now a director of each of the Corporations;

          WHEREAS, Nessen no longer holds any stock of CRC-I Corp.

          WHEREAS, Matthews-Philips no longer holds any stock of CRC-I Corp., and is, therefore, not a party hereto;

          WHEREAS, Matthews is the sole shareholder of CRC-I Corp.;

          WHEREAS, CRC-I Corp. is the sole corporate general partner of CRC-I Limited Partnership, a Massachusetts limited partnership ("CRC-I Limited Partnership");
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          WHEREAS, Nessen is the sole shareholder of CRC-II Corp.;

          WHEREAS, CRC-II Corp. is the sole corporate general partner of CRC-II Limited Partnership, a Massachusetts limited partnership ("CRC-II Limited Partnership;" together with CRC-I Limited Partnership, the "Limited Partnerships");

          WHEREAS, Key is the sole shareholder of FM 1993A;

          WHEREAS, Designated Officer is an officer and director of Foodmaker and of each of the Corporations;

          WHEREAS, Foodmaker and the Limited Partnerships are parties to those certain sale-leaseback transactions (hereinafter, "Sale-Leaseback Transactions") described in (i) that certain Master Lease between CRC-I Limited Partnership, as lessor, and Foodmaker, as lessee, (ii) that certain Master Lease between CRC-II Limited Partnership, as lessor, and Foodmaker, as lessee, (iii) that certain Registration Rights Agreement (as hereinafter defined), and (iv) certain other documents executed in connection therewith (collectively, "Transaction Documents");

          WHEREAS, FM 1993A has issued certain debt securities ("Debt Securities") and utilized the proceeds thereof to purchase certain promissory notes from the Limited Partnerships in connection with the Sale-Leaseback Transactions;

          WHEREAS, in connection with the Sale-Leaseback Transactions, Foodmaker, FM 1993A, and the Limited Partnerships (collectively, the "Co-Registrants") have executed that certain Registration Rights Agreement dated as of December 15, 1993 ("Registration Rights Agreement"), which requires the Co-Registrants to participate in the filing of a registration statement with the Securities and Exchange Commission incident to FM 1993A's sale of the Debt Securities;

          WHEREAS, by this Agreement, the parties intend to set forth their respective rights and responsibilities with respect to the corporate governance of each of the Corporations;

          WHEREAS, Foodmaker acknowledges and agrees that it will receive a material benefit from the participation of the Limited Partnerships and FM 1993A in such transaction.

          NOW, THEREFORE, in consideration of the agreements contained or recited in this Agreement and other good and valuable consideration, receipt of which is hereby
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acknowledged, the parties hereby agree to amend and restate the Original
Agreement as follows:

              1. Basic Term. This Agreement shall remain in effect for a period beginning on the date hereof and continuing until November 1, 2003.

              2. Obligations Of Designated Officer. For as long as Designated Officer is an officer, director or employee of Foodmaker, upon the nomination and election of the Designated Officer by the shareholders of each of the Corporations, the Designated Officer shall serve as a director of each of the Corporations, and shall vote to appoint himself to serve as the President, Treasurer and Clerk of CRC-I Corp. and CRC-II Corp., and President, Treasurer and Secretary of FM 1993A (and any other office required under Massachusetts or Delaware corporate law, as applicable). The Designated Officer shall accept said nomination and election from time to time as required under the laws of the state of Massachusetts or Delaware, as applicable, and shall serve as a director and as the officers of each of the Corporations until such time as the Debt Securities have been repaid in full and the registration statement described in the Registration Rights Agreement is no longer effective.

              3. Obligations Of Foodmaker. If the Designated Officer shall cease to be an officer, director or employee of Foodmaker for any reason or shall resign as the director or officer of any of the Corporations, Foodmaker shall designate a successor (hereinafter, "Successor Designated Officer") who, for as long as the Successor Designated Officer is an officer of Foodmaker, upon the nomination and election of the Successor Designated Officer by the shareholders of the Corporations, shall serve as the director of each of the Corporations and shall appoint himself or herself to serve as the President, Treasurer and Clerk of CRC-I Corp. and CRC-II Corp., and President, Treasurer and Secretary of FM 1993A (and the holder of any other office required under Massachusetts or Delaware corporate law, as applicable). The Successor Designated Officer shall accept such nomination and election from time to time as required under the laws of the states of Massachusetts or Delaware, as applicable, and shall serve as a director and the officers of each of the Corporations until such time as the Debt Securities have been repaid in full and the registration statement described in the Registration Rights Agreement is no longer effective. Upon designating a Successor Designated Officer, Foodmaker shall cause such Successor Designated Officer to execute and deliver to the other parties hereto an agreement in form and substance satisfactory to them pursuant to which he or she assumes the obligations of the Designated Officer hereunder from and after the date of his or her appointment as such.
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              4.  Obligations Of Shareholders.  Until such time as the Debt
Securities have been repaid in full and the registration statement described in the Registration Rights Agreement is no longer effective, the shareholders of each of the Corporations: (i) shall not sell or transfer (including, without limitation, by pledge or hypothecation) their stock in any of the Corporations unless the individual, corporation, partnership, association, trust or other entity to whom such shares are to be sold or transferred (including, without limitation, by pledge or hypothecation) shall agree, in writing, to be bound by the terms of this Agreement, and (ii) shall elect the Independent Director and the Designated Officer as directors of each of the Corporations. If either (i) the Designated Officer shall cease to be employed by Foodmaker for any reason, or (ii) the Designated Officer shall resign as a director or as the officers of any of the Corporations, the shareholders of each of the Corporations shall elect the Successor Designated Officer as the director of each of the Corporations. If the Independent Director shall resign as a director of any of the Corporations, the shareholders of each of the Corporations shall elect a Successor Independent Director as the director of each of the Corporations (hereinafter, "Successor Independent Director"). Such Successor Independent Director shall be an individual who (A) is not and has not been employed by Foodmaker or any of its subsidiaries1 or affiliates,2 or any partner of either of the Limited Partnerships, or any person3 or entity controlling4 either of the Limited Partnerships or any partner of either of the Limited Partnerships, or any of their
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1 A "subsidiary" of a person shall mean any corporation the majority of the vesting stock of which is owned, directly or indirectly through one or more other subsidiaries, by such person.

2 An "affiliate" of a person, or a person "affiliated with" a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person.

3 The term "person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to
  Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

4 The term "control" (including the terms "controlling," "controlled by" and
  "under common control with") shall mean
                                            [Footnote continued on next page]

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respective subsidiaries or affiliates (collectively, the "Subject Persons"), as a director, officer or employee within the three years immediately prior to such individual's appointment as an Independent Director; (B) is not (and is not affiliated with a company or a firm that is) and has not been a significant advisor or consultant5 to any of the Subject Persons within the three years immediately prior to such individual's appointment as an Independent Director; (C) does not have and has not had personal services contract(s)6 with any of the Subject Persons within the three years immediately prior to such individual's appointment as an Independent Director; (D) is not affiliated with a tax-exempt entity that receives significant contributions7 from any of the Subject
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[Footnote continued from previous page]

  the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

5 A person shall be deemed to be, or to be affiliated with, a company or firm that is a "significant advisor or consultant" to a Subject Person: if he, she or it, as the case may be, received or would receive fees or similar compensation from such Subject Person in excess of the lesser of (A) 3% of the consolidated gross revenues which Foodmaker and its subsidiaries received during Foodmaker's last fiscal year, (B) 5% of the gross revenues of the person during the last calendar year, if such person is a self-employed individual, and (C) 3% of the consolidated gross revenues by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; provided, however, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

6 A person shall be deemed to have "personal services contract(s) with a Subject Person" if the fees and other compensation received by the person pursuant to personal services contract(s) with such Subject Person exceeded or would exceed 5% of his or her gross revenues during the last calendar year.

7 A tax-exempt entity shall be deemed to receive "significant contributions from a Subject Person": if such tax-exempt

                                       [Footnote continued on next page]
                                       5
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Persons within the three years immediately prior to such individual's appointment as an Independent Director; (E) is not the beneficial owner (nor an officer or director of any such beneficial owner) at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of equity interests in any of the Subject Persons the value of which constitute more than 5% of such individual's net worth; and (F) is not a spouse, parent, sibling or child of any persons described by (A) through (F). The Successor Independent Director shall accept such nomination and election from time to time as required under the laws of the states of Massachusetts or Delaware, as applicable, and serve as director of each of the Corporations until such time as the Debt Securities have been repaid in full. Upon designating a Successor Independent Director, the shareholders of each of the Corporations shall cause such Successor Independent Director to execute and deliver to the other parties hereto an agreement in form and substance satisfactory to them pursuant to which he or she assumes the obligations of the Independent Director hereunder from and after the date of his or her election as such.

              5. Obligations Of Independent Director. Upon the nomination and election of the Independent Director by the shareholders of the Corporations, the Independent Director shall accept such nomination, shall serve as a director of the Corporations, and shall vote to appoint the Designated Officer to serve as the President, Treasurer and Clerk of CRC-I Corp. and CRC-II Corp., and President, Treasurer and Secretary of FM 1993A (and any other office required under Massachusetts or Delaware corporate law, as applicable).

              6. Certain Corporate Governance Matters. Foodmaker and the Designated Officer agree that the Designated Officer (or Successor Designated Officer), in his or her capacities as a director or officer of any of the Corporations) will not take, and Foodmaker will not permit the Designated Officer (or Successor Designated Officer) to take,
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[Footnote continued from previous page]

  entity received during its last fiscal year, or expects to receive during its current fiscal year, contribution from such Subject Person in excess of the lesser of (A) 3% of the consolidated gross revenues of Foodmaker and its subsidiaries during such fiscal year, and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.
                                       6
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any action specified below without the prior written consent of the holders of 51% or more of the limited partnership interests in the Limited Partnership by which such action is proposed to be taken, or, in the case of an action by FM 1993A, without the prior written consent of the holders of 51% or more of the limited partnership interests in each Limited Partnership:

          a. Any action to waive compliance by Foodmaker with, to amend or to consent to a deviation by Foodmaker from the terms of the Transaction Documents.

          b. Any action to accept or reject any offer made by Foodmaker to either Limited Partnership pursuant to the terms of either Master Lease referenced in the preamble to this Agreement.

          c. Any action which would constitute or result in a violation by either Limited Partnership or by FM 1993A of any of the provisions of the Transaction Documents.

In addition, the Designated Officer (or Successor Designated Officer), in his or her capacities as, and subject to his or her fiduciary duties as, a director or officer of any of the Corporations, shall take any action upon the written request of the holders of 51% or more of the limited partnership interests in the Limited Partnership by which such action is proposed to be taken (provided that such action is not in violation of such Corporation's organizational documents or the limited partnership agreement of such Limited Partnership), or, in the case of FM 1993A, upon the written request of the holders of 51% or more of the limited partnership interests in each Limited Partnership.

              7. Certain Affirmative Corporate Governance Obligations. Foodmaker agrees that it will take, and will cause the Designated Officer (or Successor Designated Officer) to take, at Foodmaker's expense, all necessary action to ensure that the Limited Partnerships and FM 1993A are at all times in full compliance with the provisions of each of the Transaction Documents to which they are a party. In addition to the foregoing, Foodmaker agrees that it will take, and will cause the Designated Officer (or Successor Designated Officer) to take, all necessary action requested by any limited partner of the Limited Partnerships to effectuate the transfer to any third party of such limited partner's partnership interest in the Limited Partnership in which such limited partner is a partner (provided that the prior written consent of the general partner of such Limited Partnership has been obtained) and all necessary action requested by the holders of 51% or more of the limited partnership interests in a Limited Partnership to sell, assign or otherwise transfer all or any
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portion of the assets of such Limited Partnership (provided that such transfer is carried out in accordance with Section 1.06 of the applicable mortgage or deed of trust entered into by such Limited Partnership as a part of the Transaction Documents covering the assets proposed to be so transferred).

              8. Further Assurances. Each party shall perform any further acts and execute and deliver any documents which reasonably may be necessary to carry out the intent of this Agreement.

              9. Attorneys' Fees. If any action or proceeding is commenced or legal counsel consulted to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover from the other party attorneys' fees and costs incurred in connection with such legal action or consultation. The term "prevailing party" shall mean the party in any action or consultation who obtains substantially the relief or result sought, whether by compromise, settlement or judgment.

              10. Governing Law. This Agreement in all respects shall be interpreted, enforced and governed by and under the laws of the Commonwealth of Massachusetts.

              11. Integration. This Agreement memorializes and constitutes the final, complete and exclusive agreement and understanding between the parties, and supersedes and replaces all prior negotiations, proposed agreements and agreements, whether written or oral. Each party to this Agreement acknowledges that no other party or agent or attorney for any other party has made any promise, representation or warranty whatsoever, express or implied, which is not expressly contained in this Agreement and each party further acknowledges that it has not executed this Agreement in reliance upon any collateral promise, representation or warranty, or in reliance on any belief as to any fact not expressly recited in the Recitals above.

              12. Independent Advice. Each party acknowledges that it has received independent legal advice to the extent it deemed necessary with respect to the advisability of entering into this Agreement.

              13. Headings. Paragraph headings have been inserted into this Agreement as a matter of convenience only and are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

              14. Severance. If a provision of this Agreement is held to be illegal or invalid by a court of competent
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jurisdiction, said provision shall be deemed to be severed and deleted and neither such provision, nor its severance and deletion, shall effect the validity of the remaining provisions.

              15. Successors And Assigns. The provisions, covenants, conditions and agreements herein contained shall apply to, bind and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

              16. Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one original document.

              17. Interpretation. This Agreement has been negotiated at arm's length between persons sophisticated and knowledgeable with the matters dealt with in this Agreement. In addition, each party has been given the opportunity to consult with and has consulted with experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purposes of this Agreement.

              18. Venue. Venue for any action, whether arbitration, judicial or otherwise, shall be in San Diego County, California.

              19. No Oral Modifications. This Agreement may be amended or modified in writing only signed by the parties hereto.

              20. Notices. All communications herein provided for or made pursuant hereto shall be in writing and shall be sent by (i) legible fax with original to follow in due course (failure to send such original shall not affect the validity of such fax notice), and the giving of such communication shall be complete when such fax is received, and (ii) either (A) registered or certified mail, return receipt requested, in which event the giving of such communication shall be deemed complete on the fifth business day after the same is deposited in the United States Post Office with charges prepaid, or (B) reputable overnight delivery service, in which event the giving of such communication shall be deemed complete upon the immediately succeeding business day after the same is deposited with such delivery service:
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     If to Designated Officer:     Charles W. Duddles
                                   9330 Balboa Avenue
                                   San Diego, California 92123-1516

     If to Foodmaker:              Foodmaker, Inc.
                                   9330 Balboa Avenue
                                   San Diego, California 92123-1516

     If to CRC-I Corp.:            CRC-I Corp.
                                   c/o R. Gordon Matthews
                                   650 Washington Road
                                   Pittsburgh, Pennsylvania 15238

        and to:                    c/o Charles Duddles
                                   9330 Balboa Avenue
                                   San Diego, California 92123-1516

     If to CRC-II Corp.:           CRC-II Corp.
                                   c/o Robert L. Nessen
                                   Corporate Realty Capital
                                   One Financial Center
                                   13th Floor
                                   Boston, Massachusetts 02111

        and to:                    c/o Charles Duddles
                                   9330 Balboa Avenue
                                   San Diego, California 92123-1516

     If to FM 1993A Corp:          FM 1993A Corp.
                                   c/o Robert Key
                                   3350 North 60th Street
                                   Phoenix, Arizona 85018

        and to:                    FM 1993A Corp.
                                   c/o Charles Duddles
                                   9330 Balboa Avenue
                                   San Diego, California 92123-1516


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     If to Independent Director:   By Overnight Mail
                                   -----------------
                                   Charles F. MacGill
                                   Lane Gate Road
                                   RR #3
                                   Cold Spring, New York 10516

                                   By Registered/Certified Mail
                                   ----------------------------
                                   Charles F. MacGill
                                   P.O. Box 131
                                   Moffat Road
                                   Cold Spring, New York 10516

                                   By Facsimile
                                   ------------
                                   (914) 265-3635

     If to Matthews:               R. Gordon Matthews
                                   650 Washington Road
                                   Pittsburgh, Pennsylvania 15238

     If to Key:                    Robert H. Key
                                   3350 North 60th Street
                                   Phoenix, Arizona 85018



                          EFFECTIVE DATE
                          --------------

          This Agreement shall be effective as of the date first specified above.


                              Charles F. MacGill
                              ---------------------------------
                              Charles F. MacGill, an individual


                              R. Gordon Matthews
                              ---------------------------------
                              R. Gordon Matthews, an individual


                              Robert H. Key
                              ---------------------------------
                                Robert H. Key, an individual

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                              Charles W. Duddles
                              ---------------------------------
                               Charles W. Duddles, an individual



                              Robert L. Nessen
                              ---------------------------------
                               Robert L. Nessen, an individual

                              FOODMAKER, INC.,
                              a Delaware corporation


                              By: William E. Rulon
                              ---------------------------------
                                       William E. Rulon
                              Senior Vice President and Secretary

                              By: Leo Momsen
                              ---------------------------------
                                         Leo Momsen
                                     Assistant Secretary

                              CRC-I CORP.,
                              a Massachusetts corporation

                              By: Charles W. Duddles
                              ---------------------------------
                                     Charles W. Duddles
                                         President

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                              CRC-II CORP.,
                              a Massachusetts corporation

                              By: Charles W. Duddles
                              ---------------------------------
                                     Charles W. Duddles
                                         President


                              FM 1993A Corp.,
                              a Delaware corporation

                              By: Charles W. Duddles
                              ---------------------------------
                                     Charles W. Duddles
                                         President


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